PRELIMINARY COPY SUBJECT TO COMPLETION

SWIFT TRANSPORTATION COMPANY
2200 S. 75TH AVENUE
PHOENIX, ARIZONA 85043

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. [Eastern time] on [Month] [ ], 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in making proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. [Eastern time] on [Month] [ ], 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

XXXXXX-XXXXXX — KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SWIFT TRANSPORTATION COMPANY

The Board of Directors recommends that you vote FOR proposals 1, 2, 3, 4, 5, 6 and 7.

Approval of each of Proposals 1, 2, 3, 4, 5 and 6 is a condition to the consummation of the merger and the other transactions contemplated by the Agreement and Plan of Merger, dated as of April 9, 2017, by and among Knight Transportation, Inc., Swift Transportation Company and Bishop Merger Sub, Inc.

		For	Against	Abstain
1.	**Approval of the Issuance of Class A Common Stock.** Proposal to approve the issuance of shares of Swift Transportation Company's Class A Common Stock in connection with the merger.	☐	☐	☐
2.	**Approval of an Amendment to the Charter to Reclassify Class B Common Stock.** Proposal to convert each issued and outstanding share of Swift Transportation Company's Class B Common Stock, par value $0.01 per share, into one share of Class A Common Stock, par value $0.01 per share, which would remain as the only class of common stock outstanding, with each share of Class A Common Stock having one vote.	☐	☐	☐
3.	**Approval of an Amendment to the Charter to Facilitate a Reverse Stock Split.** Proposal to consolidate, by means of a reverse stock split, each issued and outstanding share of Swift Transportation Company's Class A Common Stock (including each share of Class A Common Stock into which shares of Class B Common Stock have been converted) into 0.720 of a share of Class A Common Stock.	☐	☐	☐
4.	**Approval of an Amendment to the Charter to Classify Board.** Proposal to approve the classification of Swift Transportation Company's board of directors into three classes of directors with staggered terms of office.	☐	☐	☐
5.	**Approval of an Amendment to the Charter to Provide for Stockholder Action by Unanimous Written Consent.** Proposal to provide that stockholders may take action by written consent, in lieu of holding a meeting, if such action is passed by a unanimous written consent signed by all stockholders entitled to vote.	☐	☐	☐
6.	**Approval of an Amendment to the Charter to Permit Additional Amendments.** Proposal to approve certain additional changes to Swift Transportation Company's certificate of incorporation, including a change in Swift Transportation Company's corporate name to "Knight-Swift Transportation Holdings Inc." as set forth in the form of the Second Amended and Restated Certificate of Incorporation of Knight-Swift Transportation Holdings Inc. included as Annex [ ] to the joint proxy statement/prospectus.	☐	☐	☐
7.	**Adjournment of the Special Meeting of Swift Transportation Company.** Proposal to approve the adjournment of the Swift Transportation Company special meeting from time to time, if necessary or appropriate, including to solicit additional proxies in favor of the share issuance and the charter amendment proposals if there are insufficient votes at the time of such adjournment to approve such proposals.	☐	☐	☐

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation of partnership, please sign in full corporate or partnership name by authorized officer

Signature (PLEASE SIGN WITHIN BOX) Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice, Proxy Statement and Proxy Card are available at www.proxyvote.com.

XXXXXX-XXXXXX

SWIFT TRANSPORTATION COMPANY
SPECIAL MEETING OF STOCKHOLDERS
[Day], [Month] [ ], 2017
[Time] Local Time

Swift Corporate Offices
2200 S. 75th Ave.
Phoenix, Arizona 85043

Swift Transportation Company
2200 S. 75th Ave.
Phoenix, Arizona 85043

proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on [Month] [ ], 2017.

The shares of stock held in this account will be voted as specified on the reverse side.

If no choice is specified, the proxy will be voted by the proxy holders "FOR" Proposals 1, 2, 3, 4, 5, 6 and 7.

By signing the proxy, you revoke all prior proxies and appoint Virginia Henkels and Mickey R. Dragash, and each of them with full powers of substitution, to vote these shares on the matters shown on the reverse side and any other matters which may come before the Swift Transportation Company special meeting and all adjournments.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Stockholders and of the accompanying joint proxy statement/prospectus, the terms of each of which are incorporated by reference, and revokes any proxy heretofore given with respect to such meeting.

Address Changes/Comments

____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side)

Continued and to be signed on reverse side